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                       [Letterhead of Olin J. Harrell]


                        INDEPENDENT AUDITOR'S CONSENT



Board of Directors
Medi-Plast International, Inc.

I consent to incorporation by reference in the registration statement (No. 33-47461) on form S-8 of Microtek Medical, Inc. and subsidiaries of my report dated March 31, 1995, relating to the balance sheets of Medi-Plast International, Inc. as of December 31, 1994 and 1993 and the related statements of operations, retained earnings and cash flows for the years then ended.



Atlanta, Georgia                            Olin J. Harrell, CPA
May 21, 1996                                /s/ OLIN J. HARRELL